EXHIBIT 10.39

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into on July 15, 2002, by and between MOBILE PET SYSTEMS, INC., A Delaware corporation (“Company”), and BERND STEUDLE (“Buyer”).

R E C I T A L S :

A.  WHEREAS, BUYER is an existing shareholder of COMPANY; and

B.  WHEREAS, on or about March 10, 2002, BUYER paid $500,000 to COMPANY (“March Investment”) to purchase 1,428,571 shares of Company’s common stock, ($0.0001 par value) (“Common Stock”) and certain warrants to purchase additional shares of Common Stock; and

C.  WHEREAS, the proceeds of the March Investment was used by the Company to fund a proposed partial redemption of outstanding preferred stock, which, although paid to the holder of the preferred stock, has not yet been consummated; and

D.  WHEREAS, COMPANY and BUYER desire to modify the terms of such investment; and

E.  WHEREAS, BUYER also desires to make an additional investment in COMPANY as set forth herein; and

F.  WHEREAS, the July Investment and the modification of the terms of the March Investment are both conditions precedent to closing an investment by a third party (“IHM Investment”) to purchase 10,000,000 shares of Common Stock and warrants to purchase 3,000,000 shares of the Company’s Common Stock at a price per share equal to 80% of the average of the daily closing sale prices of the Common Stock on the OTC Bulletin Board for the five consecutive trading days immediately prior to the Closing Date of the IHM Investment.

NOW, THEREFORE, in consideration of the premises and mutual promises, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1.  Sale and Transfer of Shares.    BUYER is hereby deemed to have purchased from COMPANY the following:

(a)  1,250,000 shares of Common Stock of Company, consisting of 833,333 shares in connection with March Investment, and 416,667 in connection with the July Investment; and

(b)  A warrant, in substantially the form attached hereto as Exhibit “A,” to purchase 375,000 shares of Common Stock (“Warrant”) at an exercise price per share equal to 80% of the average of the daily closing sale prices of the Common Stock on the OTC Bulletin Board for the five consecutive trading days immediately prior to the Closing Date of the IHM Investment, expiring five years from the date of issue.

(c)  The shares of Common Stock issued in connection with Section 1(a) and the shares of Common Stock issued upon exercise of the Warrant in connection with Section 1(b) shall be validly issued, fully paid,

2.  Consideration Paid to COMPANY.    As consideration for the purchase of the 1,250,000 shares of Common Stock and the Warrant, BUYER has paid to COMPANY the sum of $750,000, receipt of which is hereby acknowledged. Such payment consisted to the March Investment and the July Investment.

3.  Cancellation of Prior Shares and Warrant.    Concurrently with making the July Investment, BUYER shall tender to COMPANY the certificate(s) issued by COMPANY representing 1,428,571 shares of Common Stock issued on or about March 10, 2002. COMPANY shall cause such certificate(s) to be canceled and a new certificate issued for 1,250,000 shares of Company Common Stock . The warrant issued in connection with the March Investment has previously been returned to COMPANY and the Company hereby acknowledges such receipt. COMPANY shall issue a new Warrant, representing 375,000 shares of Common Stock to be issued concurrently with the determination of the exercise price under the BANK Investment.

4.  Issuance Instructions.    BUYER hereby instructs Company to cause the certificate(s) representing the 1,250,000 shares of Common Stock and the Warrant to purchase 375,000 shares of Common Stock to be issued and delivered to Bank J. Vontobel & Sons and as nominee for BUYER.

5.  Representations and Warranties of BUYER.    BUYER represents and warrants to COMPANY the following:

(a)  BUYER is a natural person.

(b)  BUYER is a resident of the United Kingdom.

(c)  BUYER is acquiring the shares of Common Stock, the Warrant, and will acquire the shares of Common Stock upon exercise of the Warrant, for his own account and beneficial ownership.

(d)  BUYER is, and upon exercise of the Warrant will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, by the United States Securities and Exchange Commission.

(e)  BUYER is aware:

(i)  the shares of Common Stock, the Warrant, and the shares of Common Stock acquired upon exercise of the Warrant will be “restricted securities” and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or an exemption from such registration requirement.

(ii)  The certificates representing the shares of Common Stock, the Warrant, and the shares of Common Stock issued upon exercise of the Warrant, will bear the following legend, and be subject to the following restrictions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

6.  Registration Rights.    Concurrently with the execution of this Agreement, COMPANY and BUYER shall execute the Registration Rights Agreement in substantially the form attached hereto as Exhibit “B” granting BUYER the right to cause COMPANY to register the shares of Common Stock acquired hereunder and the shares of Common Stock acquired upon exercise of the Warrant on the terms and conditions set forth therein.

7.  Miscellaneous.

(a)  No party shall be entitled to any presumption or construction in such party’s favor as a result of any party assuming the burden of memorializing all parties’ agreement or any part thereof.

(b)  This Agreement constitutes the entire agreement and understanding of the parties with respect to this transaction, and supersedes all prior agreements, arrangements, and understandings related to the subject matter of this Agreement.

(c)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

(d)  All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assignees.

(e)  This Agreement may not be amended, modified, superseded or cancelled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument duly executed by the parties against whom such amendment, modification, supersedure, cancellation or waiver is charged.

(f)  The captions and headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(g)  In the event that any party shall bring an action in connection with the performance, breach, or interpretation of this Agreement, or in any action related to the transaction contemplated hereby, the prevailing party in such action, as may be determined by the Court having jurisdiction, shall be entitled to recover from the losing party in such action; all reasonable costs and expenses of such litigation, including attorneys’ fees, court costs, cost of investigation, accounting, and other costs reasonably related to such litigation, in such amount as may be determined in the discretion of the Court having jurisdiction of such action.

(h)  The parties hereby covenant and agree that, from time to time, after the date hereof, at the reasonable request of either party, and without further consideration, they will execute and deliver such other documents and take such other action as may be reasonably required to carry out in all respects the transactions contemplated and intended by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above in San Diego, California.

MOBILE PET SYSTEMS, INC., a Delaware corporation

By:	/s/ PAUL J. CROWE
Name: Paul J. Crowe Title: CEO

/s/ BERND STEUDLE
Bernd Steudle

Exhibit “A”

[See Exhibit 10.40 filed herewith]

EXHIBIT “B”

[See Exhibit 10.41 filed herewith]